                                                                    EXHIBIT 99.4

                                     PROXY

                       SANTA FE INTERNATIONAL CORPORATION

                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                        DALLAS, TEXAS 75240-2648, U.S.A.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. Stedman Garber, Jr., Seals M. McCarty and Cary A. Moomjian, Jr. as proxies, each with the power to appoint his substitute, and hereby authorizes each or any of them to represent and to vote, as designated on the reverse side, all the ordinary shares held of record by the undersigned as of the close of business on October 15, 2001, at the extraordinary general meeting of shareholders to be held at the Doubletree Hotel Lincoln Centre, Skybridge Room II, 5410 LBJ Freeway, Dallas, Texas 75240, U.S.A., on November 20, 2001 at 9:00 AM, Central Time, or any adjournment or postponement thereof.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

                            o FOLD AND DETACH HERE o

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE         PLEASE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO   MARK YOUR
DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1,     VOTE AS     [X]
FOR PROPOSAL 2 AND FOR PROPOSAL 3 BELOW.                               INDICATED
                                                               IN THIS
                                                               EXAMPLE

The Board of Directors recommends that the shareholders vote FOR each of the proposals described below. Please review carefully the Joint Proxy Statement Prospectus delivered with this Proxy.

-----------------------------------------------------------------

1. Proposal to approve the issuance of ordinary shares of Santa Fe International Corporation in connection with the Agreement and Plan of Merger, dated as of August 31, 2001, pursuant to which an indirect wholly owned subsidiary of Santa Fe International Corporation would merge with and into Global Marine Inc. and each share of Global Marine Inc. Common Stock would be converted into the right to receive 0.665 ordinary shares of Santa Fe International Corporation (which would be renamed GlobalSantaFe Corporation at the time of the merger), as a result of which Global Marine Inc. would become an indirect wholly owned subsidiary of GlobalSantaFe Corporation, conditional upon completion of the merger.

         FOR      AGAINST         ABSTAIN
         [ ]        [ ]             [ ]

2. Proposal to approve the change of Santa Fe International Corporation's name to "GlobalSantaFe Corporation" and to approve the amended and restated memorandum of association of Santa Fe International Corporation, conditional upon completion of the merger.

         FOR      AGAINST         ABSTAIN
         [ ]        [ ]             [ ]

3. Proposal to approve the amended and restated articles of association of Santa Fe International Corporation, conditional upon completion of the merger.

         FOR      AGAINST         ABSTAIN
         [ ]        [ ]             [ ]


    The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.


Signature                          Signature                         Date
          ----------------------             ----------------------      ------

  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

   This proxy must be deposited at the address printed on the business reply envelope enclosed no later than the time fixed for holding the extraordinary general meeting or any adjourned meeting.


                            o FOLD AND DETACH HERE o